UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

Juniper Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1194 North Mathilda Avenue

Sunnyvale, California 94089

(Address, including zip code, of principal executive offices)

(408) 745-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 28, 2011, Juniper Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as managers of the several underwriters listed on Schedule II thereto (the “Underwriters”), relating to the issuance and sale by the Company of $300 million aggregate principal amount of its 3.100% Senior Notes due 2016 (the “2016 Notes”), $300 million aggregate principal amount of its 4.600% Senior Notes due 2021 (the “2021 Notes”) and $400 million aggregate principal amount of its 5.950% Senior Notes due 2041 (the “2041 Notes” and together with the 2016 Notes and the 2021 Notes, the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-168733) (the “Registration Statement”), including the prospectus contained therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, as supplemented by the preliminary prospectus supplement filed with the Commission on February 28, 2011 and the prospectus supplement filed with the Commission on March 1, 2011.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On March 3, 2011, the Company entered into an Indenture (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of March 3, 2011 between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), relating to the issuance by the Company of the Notes.

The 2016 Notes bear interest at a rate of 3.100% per annum on the principal amount, the 2021 Notes bear interest at a rate of 4.600% per annum on the principal amount and the 2041 Notes bear interest at a rate of 5.950% per annum on the principal amount. Interest on the Notes accrues from March 3, 2011 and is payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2011. The 2016 Notes will mature on March 15, 2016, the 2021 Notes will mature on March 15, 2021 and the 2041 Notes will mature on March 15, 2041, in each case, subject to earlier repurchase or redemption, as described below.

The Notes are the Company’s senior unsecured and unsubordinated obligations, ranking equally in right of payment to all of the Company’s existing and future senior unsecured and unsubordinated indebtedness and senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the Notes. The Notes are effectively subordinated to any of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected in a balance sheet in accordance with generally accepted accounting principles).

The Company may redeem the Notes at any time, in whole or from time to time in part, for cash at the redemption prices described in the Indenture.

Upon the occurrence of a change of control repurchase event, as defined in the Indenture, holders may require the Company to repurchase some or all of their Notes for cash at a price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.

The Indenture includes certain customary covenants that limit the ability of the Company and its wholly-owned U.S. subsidiaries to, among other things: create specified liens; enter into certain sale and leaseback transactions for the sale and leasing back of property; and consolidate or merge with or into other companies or sell all or substantially all of the Company’s assets. The restricted covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, certain payment defaults at final maturity or acceleration of other indebtedness and certain events of bankruptcy, insolvency and reorganization with respect to the Company. If any event of default with respect to the Notes occurs and is continuing, subject to the terms of the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes of such series may, by a notice in writing to the Company (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest if any, on the applicable Notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company, such amounts with respect to the 2016 Notes, 2021 Notes or 2041 Notes, as applicable, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of the Notes.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the related forms of the 2016 Notes, 2021 Notes and 2041 Notes, which are included as Exhibits 4.1, 4.8, 4.9, 4.10 and 4.11 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

From time to time in the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged in commercial banking, derivatives and/or investment banking transactions with the Company and its affiliates. Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated have provided, and continue to provide, various investment banking services for the Company and its subsidiaries and other affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time in the ordinary course of business, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated and their affiliates are and have been customers of the Company and its affiliates. Additionally, in the ordinary course of business, the Trustee has provided trustee services to the Company other than in connection with the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 28, 2011, by and among Juniper Networks, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co., as managers of the several underwriters

4.1	Indenture, dated March 3, 2011, by and between Juniper Networks, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.8	First Supplemental Indenture, dated March 3, 2011, by and between Juniper Networks, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.9	Form of Note for Juniper Networks, Inc.’s 3.100% Senior Notes due 2016 (incorporated by reference to Exhibit 4.8 hereto)

4.10	Form of Note for Juniper Networks, Inc.’s 4.600% Senior Notes due 2021 (incorporated by reference to Exhibit 4.8 hereto)

4.11	Form of Note for Juniper Networks, Inc.’s 5.950% Senior Notes due 2041 (incorporated by reference to Exhibit 4.8 hereto)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER NETWORKS, INC.

Date: March 3, 2011	By:	/s/ Allen M. Lo
	Name:	Allen M. Lo
	Title:	Vice President and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 28, 2011, by and among Juniper Networks, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co., as managers of the several underwriters

4.1	Indenture, dated March 3, 2011, by and between Juniper Networks, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.8	First Supplemental Indenture, dated March 3, 2011, by and between Juniper Networks, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.9	Form of Note for Juniper Networks, Inc.’s 3.100% Senior Notes due 2016 (incorporated by reference to Exhibit 4.8 hereto)

4.10	Form of Note for Juniper Networks, Inc.’s 4.600% Senior Notes due 2021 (incorporated by reference to Exhibit 4.8 hereto)

4.11	Form of Note for Juniper Networks, Inc.’s 5.950% Senior Notes due 2041 (incorporated by reference to Exhibit 4.8 hereto)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation